UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2010

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia	125124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Network-level Agreement

On November 11, 2010, we entered into a new agreement with Video International to govern our future cooperation in the area of television advertising sales, as described below. Video International, a so-called advertising “sales house”, currently controls the placement of a large portion of national television advertising in Russia. Since 1999, Video International has placed all of our national, network-level advertising on an exclusive basis, and since 2006, we have also engaged Video International to place local advertising at substantially all of our owned-and-operated Russian stations on an exclusive basis. Advertising placed through Video International currently accounts for substantially all of our advertising revenues.

In December 2009, the Russian “Law on Advertising” was amended (effective in January 2011) to prohibit federal Television broadcasters from signing agency agreements with media sales houses that hold a Television advertising market share greater than 35%. The Russian Federal Anti-monopoly Service has the authority to seek the termination of agreements that allegedly violate these provisions. Video International currently controls more than 35% of the Russian Television advertising market.

In order to bring our cooperation with Video International into compliance with the new legislation, we have signed amendments to all of our agency agreements with Video International (as reported on a Form 8-K filed on September 1, 2010), terminating them effective December 31, 2010, and have developed a new structure for the sale of our advertising going forward.

In September 2010, we established our own sales house, Closed Joint Stock Company “EvereST-S” (the “CTC Sales House”), a wholly owned subsidiary of CTC Network. The CTC Sales House will serve as the exclusive advertising sales agent for all of our networks in Russia from January 1, 2011.

At the same time we have agreed a new model of cooperation with Video International based on the licensing of specialized advertising software by Video International to the CTC Sales House, together with the provision by Video International of related software maintenance and analytical support and consulting services. The CTC Sales House will be responsible for all of our national and regional advertising sales, with the exception of advertising sales to local clients of our regional stations, which will be made through Video International as described below.

Accordingly, on November 11, 2010 our CTC Sales House entered into a new agreement with Closed Joint Stock Company “Company TSV”, a member of the Video International group, effective January 1, 2011 (the “Agreement”). Under the terms of the Agreement, the CTC Sales House will receive a license to use Video International group’s proprietary advertising software package (including modules such as Automated System for the Placement of Television Advertising, Automated Document Management System, and Media Calculator). In addition, the Video International group will provide a number of supporting services related to maintenance of the software package, such as technical support and consulting along with integration of the software; as well as Russian advertising market analytical services including forecasts, market surveys and research.  In particular, Video International group will provide detailed analysis of the Russian television market, including audience share and advertising market dynamics.

Under the terms of the Agreement, we will pay Video International both license fees for the use of the software package and service fees. The aggregate amount of compensation payable will be calculated on the basis of our Russian networks’ annual gross television advertising revenues (excluding revenues from social advertising, some sponsorship options and cross promotions). We anticipate that the aggregate effective compensation payable to the Video International Group under the Agreement will represent a somewhat smaller percentage of our gross advertising revenues than we have paid to Video International in its capacity as our advertising sales house under the previous agency agreement. It has also been agreed by the parties that the compensation payable to Video International under the Agreement may be decreased by the mutual consent of the parties on an annual basis.

The Agreement has a five-year term, running through the end of 2015. The Agreement may be unilaterally terminated by either party effective January 1st of any year during the term without penalty, provided that such party provides written notice of termination not later than 180 days before such date.

In addition, we have the exclusive right to terminate the Agreement unilaterally under certain defined circumstances in the event that our advertising sales under-perform the overall Russian television advertising market by specified margins. In the event of termination on such grounds, the parties have also agreed on an option to seek to negotiate an amendment to the financial terms of the Agreement should they desire to continue their cooperation.

In any other case of early termination, the terminating party will be required to pay to the other party compensation in an amount approximately equal to the aggregate fees payable under the Agreement in respect of the six calendar months prior to such termination.

Regional sales to local advertising clients

In addition to the Agreement described above, we have also reached agreement in principle with Video International on our future cooperation regarding advertising sales by our owned-and-operated Russian stations to local advertising clients. We anticipate that definitive agency agreements for the placement of local advertising (as per the agreed framework agreement) between our owned-and-operated regional stations and local subsidiaries of Video International will be signed by the end of December 2010.

Under the terms of such agreements with Video International, we will pay Video International a commission fee set as a percentage of the actual gross revenues received from advertising sales by the relevant local station. We anticipate that the aggregate headline commission payable to the Video International group under such agreements as a percentage of our gross revenues from regional advertising sales to local clients will be somewhat lower than the commission we have paid to Video International in its capacity as our advertising sales house in 2010 for the comparable scope of services.

It has also been agreed by the parties that the commission payable to Video International under those agreements may be subject to reduction upon mutual consent of the parties on an annual basis.

The agreements are terminable either by mutual written agreement, or unilaterally by giving 180 calendar days’ notice. As compensation for early termination, the terminating party must pay the other party within 30 days of termination a forfeit fee based on a certain percentage of our actual gross revenues for 6 full calendar months preceding the termination date. Such forfeit fee will be subject to further negotiations between the parties and may be subject to adjustment.

We understand that such agency agreements for the direct placement of local advertising by Video International will continue to be in compliance with the amended Advertising Law since the aggregate volume of our local sales through Video International will not exceed 4% of our Russian advertising sales, and accordingly we understand that Video International will not exceed the 35% market share limit established by the amended law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: November 12, 2010	By:	/s/ Boris Podolsky
		Name:	Boris Podolsky
		Title:	Chief Financial Officer